Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Helios and Matheson Analytics Inc. for the year ended December 31, 2017, I, Theodore Farnsworth, the Principal Executive Officer of Helios and Matheson Analytics Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Analytics Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Annual Report on Form 10-K.

Dated: April 16th, 2018

/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer
(Principal Executive Officer)